UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

Paya Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39627	85-2199433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Perimeter Center North, Suite 600 Atlanta, Georgia	30346
(Address of Principal Executive Office)	(Zip Code)

(800) 261-0240

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PAYA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 9, 2023, Paya Holdings Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) on January 8, 2023, with Nuvei Corporation, a corporation incorporated pursuant to the laws of Canada (“Parent”), and Pinnacle Merger Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”).

Item 1.02	Termination of a Material Definitive Agreement

On February 22, 2023, effective as of the closing of the merger described under Item 2.01 on this Form 8-K, the Company terminated that certain Credit Agreement, dated as of June 25, 2021, by and among the Paya Holdings III, LLC, Paya Inc., Paya Holdings II, LLC, each lender from time to time party thereto and Credit Suisse AG, Cayman Islands Branch and concurrently repaid all advances and other obligations outstanding thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”) at a price of $9.75 per Share (the “Offer Price”), in cash, without interest thereon (but subject to applicable withholding).

The Offer was not extended and the Offer and related withdrawal rights expired as scheduled at one minute past 11:59 p.m., Eastern Time, on February 21, 2023 (such date and time, the “Expiration Time”). Continental Stock Transfer & Trust Company, in its capacity as depositary agent and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Merger Sub that, as of the Expiration Time, 110,558,939 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing 83.49% of the issued and outstanding Shares as of the Expiration Time (including, for these purposes, shares forfeited pursuant to the terms of the Sponsor Support Agreement, dated August 3, 2020, by and among the persons set forth therein). Accordingly, the Minimum Condition (as defined in the Merger Agreement) has been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, at the Expiration Time, Parent and Merger Sub accepted for payment the Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time. Parent has transmitted payment for such Shares to the Depositary and Paying Agent, which will disburse the merger consideration to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), on February 22, 2023, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly owned subsidiary of Parent in accordance with the DGCL. At the effective time of the Merger (the “Effective Time”), each Share that was not (a) validly tendered and irrevocably accepted for purchase pursuant to the Offer, (b) held by a stockholder who is entitled to demand appraisal and who has properly and validly exercised appraisal rights in accordance with, and who has complied with, applicable law, or (c) held by Parent, Merger Sub, or any other direct or indirect wholly owned subsidiary of Parent, was converted into the right to receive cash in an amount equal to the Offer Price, on the terms and subject to the conditions set forth in the Merger Agreement.

The portion of each of the Company’s stock options (the “Options”) that was outstanding and vested as of immediately prior to the Effective Time and that had an exercise price less than the Offer Price was canceled and converted into the right to receive a lump sum cash payment, without interest, in an amount equal to the product of (i) the total number of Shares subject to such vested Option, multiplied by (ii) the excess of (a) the Offer Price over (b) the exercise price per Share under such Option. The portion of each Option that was outstanding and unvested as of immediately prior to the Effective Time and that had an exercise price less than the Offer Price was converted into an option (a “Parent Option”) to purchase a number of subordinate voting shares of Parent (“Parent Shares”) equal to the product (rounded down to the nearest share) of (x) the number of Shares subject to such unvested Option multiplied by (y) the exchange ratio (which is based on the ratio of the Offer Price to the trading price of Parent Shares), with an exercise price per Parent Share (rounded up to the nearest cent) equal to the per Share exercise price under the unvested Option prior to the Effective Time divided by the exchange ratio. Each Parent Option will be subject to terms and conditions (including the same vesting and exercisability terms) that are no less favorable than those that applied to the unvested Option immediately prior to the Effective Time. Each Option, whether vested or unvested, that had an exercise price per Share equal to or greater than the Offer Price was canceled for no consideration.

The portion of each of the Company’s restricted stock unit awards (the “RSUs”) that was outstanding and vested as of immediately prior to the Effective Time (including any RSUs held by a non-employee director of the Company that vest pursuant to their terms), was cancelled and converted into the right to receive a lump sum cash payment, without interest, in an amount equal to (i) the total number of Shares issuable in settlement of such vested RSUs as of immediately prior to the Effective Time multiplied by (ii) the Offer Price (plus the value of any accrued but unpaid dividend equivalent rights relating to such vested RSUs). Any RSUs that were outstanding and unvested as of immediately prior to the Effective Time were converted into a restricted stock unit award (the “Parent RSUs”) with respect to a number of Parent Shares equal to the product of (x) the number of Shares underlying such unvested RSUs as of immediately prior to the Effective Time multiplied by (y) the exchange ratio. The Parent RSUs will be subject to terms and conditions (including the same vesting terms) that are no less favorable than those that applied to the unvested RSUs immediately prior to the Effective Time.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 9, 2023 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2023, the Company (i) notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq suspend trading of the Shares and, following the Effective Time, file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all of the Shares from Nasdaq and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on February 22, 2023, a change in control of the Company occurred. At the Effective Time, the Company became an indirect, wholly-owned subsidiary of Parent. The merger consideration was funded through a combination of (a) cash on the balance sheet of Parent and of the Company and (b) borrowings under one or more of Parent’s revolving credit facilities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Aaron Cohen, Jeffrey Hack, Debora Boyda, Oni Chukwu, Michael Gordon, KJ McConnell, Collin Roche, Sid Singh, Anna May Trala and Stuart Yarbrough resigned from his or her respective position as a member of the Company’s board of directors and all committees thereof, effective as of the Effective Time and (ii) Vicky Bindra and David Schwartz, each a director of Merger Sub immediately prior to the Effective Time, became directors of the Company, in each case, effective as of the Effective Time. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, each officer of Merger Sub immediately prior to the Effective Time became an officer of the Company effective as of the Effective Time. The officers of Merger Sub immediately prior to the Effective Time were Philip Fayer, Chief Executive Officer and President, David Schwartz, Chief Financial Officer, Lindsay Matthews, Secretary and Vicky Bindra, Vice President.  Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. Biographical and other information with respect to Philip Fayer, David Schwartz, Lindsay Matthews and Vicky Bindra is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent on January 24, 2023 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of January 8, 2023, by and among Nuvei Corporation, Pinnacle Merger Sub, Inc. and Paya Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Paya Holdings Inc. with the SEC on January 9, 2023).
3.1	Amended and Restated Certificate of Incorporation of Paya Holdings Inc.
3.2	Amended and Restated Bylaws of Paya Holdings Inc.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2023

By:	/s/ David Schwartz
David Schwartz
Chief Financial Officer

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